EXHIBIT 10.3

FORM OF LOCK-UP AGREEMENT

            THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of ______________, 2024, by and among the undersigned (the “Holder”) and Leading Partners Limited, a Cayman Islands exempted company (“Holdco”).  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A. Leading Group Limited, a Cayman Islands exempted company (the “Company”), Healthcare AI Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and Holdco have entered into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”), pursuant to which, among other things, (a) the Company has incorporated a Cayman Islands exempted company (“Holdco”); (b) upon its incorporation, Holdco will form two Cayman Islands exempted companies as direct wholly-owned subsidiaries of Holdco (“Merger Sub I” and “Merger Sub II”, respectively); (c) Merger Sub I will merge with and into the Company, with the Company continuing as the surviving corporation of the merger and a direct wholly-owned subsidiary of Holdco (the “Company Merger”); and (d) following confirmation of the effective filing of the Company Merger with the Cayman Islands Registrar but on the same day, Merger Sub II will merge with and into SPAC, with SPAC continuing as the surviving entity and a direct wholly-owned subsidiary of Holdco (the “SPAC Merger” and together with the Company Merger, the “Mergers” or “Transactions”);

B. As a result of the Transactions all of the issued and outstanding capital stock of each of the Company and SPAC immediately prior to the Closing shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive newly issued Holdco Ordinary Shares, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the Companies Act of the Cayman Islands.

C. The Holder is the record and/or beneficial owner of certain shares of the Company (the “Company Shares”), or of certain shares of SPAC1 (the “SPAC Shares”), as the case may be, as specified on the signature page hereto, which will be exchanged for Holdco Ordinary Shares pursuant to the Business Combination Agreement upon consummation of the Transactions.

D. As a condition of, and as a material inducement for SPAC and the Company, as the case may be, to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Holder has agreed to execute and deliver this Agreement.

_______________________

1 Note to Draft: On SPAC side, the Lock-Up Shares shall include any Holdco Ordinary Shares that are converted or exercised or exchanged from all issued and outstanding ordinary shares of SPAC held by Healthcare AI Acquisition, LLC, Atticus Ale LLC, and Greg Caswill, Robert Piconi, Xavier Flinois and Elizabeth Weymouth as of the date of the Business Combination Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Holdco (these actions, collectively, “Transfer”).

(b) In furtherance of the foregoing, Holdco will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Holdco’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Holdco’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means with respect to the Lock-up Shares, the period commencing on the Closing Date and ending on the date that is six (6) months thereafter.

The restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended);

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement, or by virtue of the Holder’s organizational documents upon liquidation or dissolution of such Holder;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(7) Transfers of any Holdco Ordinary Shares or other securities acquired as part of the PIPE Investments or issued in exchange for, or on conversion or exercise of, any securities issued as part of the PIPE Investments; and

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(8) Transfers relating to Holdco Ordinary Shares or other securities convertible into or exercisable or exchangeable for Holdco Ordinary Shares acquired in open market transactions after the Closing Date, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-up Period;

in the case of clauses (1) through (8) where such transferee enters into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the terms of this Agreement.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees(as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Company Shares or any SPAC Shares, as the case may be, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, the Holdco Ordinary Shares that the Company Shares or the SPAC Shares, as the case may be, will be converted into pursuant to the Business Combination Agreement as well as any securities convertible into or exercisable or exchangeable for Holdco Ordinary Shares, in each case, held by it, upon consummation of the Transactions, are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of the Business Combination Agreement. This Agreement shall be binding upon the Holder upon the Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligation hereunder.

6. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested.  Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

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(a) If to Holdco, to:

Leading Partners Limited

3 F, Hong Kong Prosperity Tower

763 MengZi Rd, Huangpu District

Shanghai, China 200023

Email: henry.chen@99wuxian.com

Attention: Henry Chen

with a copy to (which shall not constitute notice):

Hogan Lovells

11/F, One Pacific Place

88 Queensway

Hong Kong

Attention: Stephanie Tang, Esq.

Email: Stephanie.Tang@hoganlovells.com

(b) If to a Holder, to the address set forth on the Holder’s signature page hereto.

or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by SPAC and Holdco and their respective successors and assigns.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

15. Controlling Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes any other written or oral agreement relating to the subject matter hereof existing between the parties, or between the parties and their respective affiliates, directors, officer or employees. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Business Combination Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LEADING PARTNERS LIMITED

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF HOLDER:

By:
Name:
Title:
Address:
Attention:
Email:

NUMBER OF LOCK-UP SHARES: __________

[Signature Page to Lock-up Agreement]